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                                                                    Exhibit 23.4


                                HALE AND DORR LLP
                               Counsellors At Law
                  60 State Street, Boston, Massachusetts 02109
                         617-526-6000 * FAX 617-526-5000

                               December 12, 1997

              We hereby consent to the use of our name in the Registration Statement on Form S-4 of Lucent Technologies Inc. in connection with references to our firm under the caption "Legal Matters." In giving this consent, however, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


         /s/ Hale and Dorr LLP
         ---------------------------------
         Hale and Dorr LLP